UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

interCLICK, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Park Avenue South Suite 908-909 New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 712-0000

Customer Acquisition Network Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of Options Acquisition Sub, Inc.

On June 23, 2008, Customer Acquisition Network Holdings, Inc. (the “Company”), as the sole stockholder of Options Acquisition Sub, Inc. (“Options”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among, Options Media Group Holdings, Inc. (“Holdings”), Options and Options Acquisition Corp., a newly formed, wholly owned Delaware subsidiary of Holdings (the “Merger”).

At the closing of the Merger on June 23, 2008, the Company, as Options’ sole stockholder received (i) 12,500,000 shares of Holdings’ common stock (the “Options Stock”) and (ii) $4,000,000 (the “Cash Consideration”), of which $3,000,000 was paid in cash and $1,000,000 was paid through the issuance by Holdings of a senior secured promissory note to CAN (the “Note”).

As a result of the Merger and receipt by the Company of the Cash Consideration and the Note, the Company paid down $2,749,117.81 of the balance on that certain promissory note dated November 15, 2007 (the “Longview Note”), among the Company, Customer Acquisition Network, Inc., Desktop Acquisition Sub, Inc., (the “Subsidiaries”) and Longview Marquis Master Fund, L.P., (“Longview”). The remaining balance of the Longview Note as of June 23, 2008 (giving effect to the increase in principal described under “Amendment Agreement” below) was $1,773,572.55. The Company also pledged the Options Stock to Longview, in order to secure the remaining balance of the Longview Note.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement filed as Exhibit 10.1 hereto.

Note

The Note will mature on December 23, 2008 and will accrue interest at a rate of 10% per annum. The Note is secured by a first priority security interest on all of Holdings and its active subsidiaries’ assets pursuant to a security agreement. Holdings also pledged the capital stock of each of the equity interests of each of its active subsidiaries and all of the capital stock or other equity interests held by them as collateral for the Note, pursuant to a pledge agreement.

Holdings may prepay the Note, in whole or in part, provided that any prepayment will first be applied to expenses due under the Note, second to interest accrued under the Note and third to the payment of principal due under the Note.

Until August 30, 2008, Holdings is generally prohibited from incurring any indebtedness.

The Note contains certain customary default provisions, including, without limitation, (i) any default in payment of principal on the Note, (ii) any default in payment of any interest or other amount (other than principal), (iii) any failure by us to comply with any other material provision (other than the payment of interest or principal) of the Note, and such failure continues for ten (10) business after notice from CAN, (iv) our bankruptcy, insolvency, admission in writing of our inability to pay our debts as they come due, assignment for the benefit of our creditors or application for the appointment of a trustee, liquidator or receiver for a substantial part of our business, (v) the transfer of all or substantially all of our assets, (vi) we breach a term or condition of the Security Agreement, (vii) any lien created by the Security Agreement at any time fails to constitute a valid first prior perfected lien on all of the collateral secured thereby, (viii) any default of indebtedness that gives the holder thereof the right to accelerate such indebtedness and (ix) any default by us pursuant to the Merger Agreement.

In addition, each of Holdings’ active subsidiaries entered into a guaranty, guarantying Holdings performance under the Security Agreement the Note and related transaction documents.

The Note is subject to the terms and conditions set forth in a security agreement between the Company, Holdings and Options dated June 23, 2008 and attached as an exhibit hereto.

The foregoing description of the Note and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note filed as Exhibit 10.2 hereto.

Amendment Agreement

Reference is hereby made to the Current Report on Form 8-K dated June 17, 2008, whereby the Company provided a brief description of the amendment agreement between the Company, the Subsidiaries and Longview (the “Amendment Agreement”), whereby Longview agreed, for consideration in the amount of $50,000 (the “Extension Amount”), payable in immediately available funds, to extend the maturity date on that certain senior secured promissory note, originally issued in favor of Longview pursuant to that certain securities purchase agreement dated as of November 15, 2007 (originally filed with the Securities and Exchange Commission on a Current Report on Form 8-K dated November 20, 2007) and amended by that certain amendment agreement dated May 30, 2008 (originally filed with the Securities and Exchange Commission on a Current Report on Form 8-K dated June 2, 2008), from June 13, 2008 until June 20, 2008.

In addition, pursuant to the terms of the Amendment Agreement noted above, upon completion of the Merger and subject to certain terms and conditions provided for in the Amendment Agreement, Longview (i) extended the maturity date on the Longview Note to August 30, 2008, (ii) increased the interest rate on the Longview Note to 12% per annum and (iii) increased the principal amount of the Longview Note to the sum of (a) the outstanding principal amount of the Longview Note as of June 23, 2008, after giving effect to the pay down of 2,749,117.81 and (b) $350,000 multiplied by a fraction, the numerator of which is the remaining principal balance of the Longview Note and the denominator of which is $4,388,889.

The foregoing description of the Amendment Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment Agreement filed as Exhibit 10.6 hereto.

Letter Agreement

On June 20, 2008, the Company, the Subsidiaries and Longview entered into a letter agreement (the “Letter Agreement”) in order to amend the terms of the Amendment Agreement. Pursuant to the terms of the Letter Agreement, the parties amended the terms of the Amendment Agreement by (i) extending the maturity date of the Longview Note to June 25, 2008, (ii) amending the Amendment Agreement to allow the closing of the Merger to occur on a date no later than June 25, 2008 and (iii) amending the Amendment Agreement to change the filing deadline for the Amendment Agreement form 8-K to June 27, 2008. As stated above, the Merger was consummated on June 23, 2008.

Pursuant to the terms of the Letter Agreement, the Company and Longview agreed, notwithstanding anything to the contrary set forth in Section 2(a)(iii) of the Amendment Agreement, that as a condition to Longview’s consent to the Merger and the agreement to release of its security interests contemplated by the Letter Agreement, in any event, a portion of the Cash Consideration would have to be used by the Company to redeem at least $2,700,000 of the principal of the Longview Note, in accordance with Section 3(b) of the Longview Note. As stated above, on June 23, 2008, the Company redeemed $2,749, 117.81 of the Longview Note.

The foregoing description of the Letter Agreement and related transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement filed as Exhibit 10.7 hereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangment of Registrant.

The information described in Item 1.01 above is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.1.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated June 23, 2008 by and among the Company, Options, Options Acquisition Corp. and Holdings

10.2	Form of 10% Note

10.3	Form of Security Agreement

10.4	Form of Pledge Agreement

10.5	Form of Guaranty

10.6	Amendment Agreement dated June 20, 2008 by and among the Company, the Subsidiaries and Longview

10.7	Amended and Restated Senior Note dated June 23, 2008.

10.8	Letter Agreement dated June 23, 2008 by and among the Company and Longview

99.1	Unaudited Pro forma condensed and consolidated financial statements as of March 31, 2008 and for the period ended March 31, 2008 for Customer Acquisition Network Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

Dated: June 27, 2008	By:	/s/ Michael D. Mathews
Name: Michael D. Mathews
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated June 23, 2008 by and among the Company, Options, Options Acquisition Corp. and Holdings

10.2	Form of 10% Note

10.3	Form of Security Agreement

10.4	Form of Pledge Agreement

10.5	Form of Guaranty

10.6	Amendment Agreement dated June 20, 2008 by and among the Company, the Subsidiaries and Longview

10.7	Amended and Restated Senior Note dated June 23, 2008.

10.8	Letter Agreement dated June 23, 2008 by and among the Company and Longview

99.1	Unaudited Pro forma condensed and consolidated financial statements as of March 31, 2008 and for the period ended March 31, 2008 for Customer Acquisition Network Holdings, Inc.